UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA		02062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements - Chief Executive Officer

On September 19, 2012, Analog Devices, Inc. (the “Company”) and its Chief Executive Officer (“CEO”), Jerald Fishman, agreed that Mr. Fishman will continue as CEO of Analog Devices following the expiration on October 28, 2012 of the Amended and Restated Employment Agreement (the “Employment Agreement”) between the Company and Mr. Fishman. The Employment Agreement will terminate in accordance with its terms, and Mr. Fishman will continue to serve as CEO without an employment contract. Pursuant to this arrangement, commencing on November 5, 2012, the Company will pay Mr. Fishman an annual base salary of $980,000 and annual cash bonuses on substantially the same terms as currently being provided to Mr. Fishman pursuant to the Employment Agreement. In addition, on October 15, 2012, the Company will grant Mr. Fishman an award of 200,000 restricted stock units (RSUs) pursuant to the Company’s 2006 Stock Incentive Plan. These RSUs will vest in three equal annual installments, subject to the terms of the Restricted Stock Unit Agreement to be entered into by Mr. Fishman and the Company. This equity grant will be the only equity award made to Mr. Fishman during the three-year term of the grant.

The foregoing description of Mr. Fishman’s RSU grant does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Unit Agreement between Mr. Fishman and Analog Devices filed as Exhibit 10.1 of this Report and incorporated herein by reference.

Appointment of President

On September 19, 2012, the Board of Directors of Analog Devices appointed Vincent Roche as President of Analog Devices, effective November 5, 2012. Mr. Roche, 52, has served as the Company’s Vice President, Sales and Strategic Market Segments Group since October 2009. Previously, Mr. Roche was the Company’s Vice President, Worldwide Sales since 2001. There are no reportable family relationships or related person transactions involving Analog Devices and Mr. Roche.

In connection with his appointment, commencing on November 5, 2012, the Compensation Committee approved an annual base salary for Mr. Roche of $550,000, and established his annual bonus target percentage under the Analog Devices executive bonus plan at 100% of his annual base salary. In addition, the Company will grant Mr. Roche an award of (i) 144,000 options to purchase Analog Devices common stock at an exercise price equal to the closing price of Analog Devices common stock on October 15, 2012, and (ii) 25,000 restricted stock units (RSUs) pursuant to the Company’s 2006 Stock Incentive Plan. Each of these equity awards will be granted on October 15, 2012, and will be subject to the standard terms and conditions of the Company’s form of stock option and restricted stock unit agreements, previously filed.

A copy of the press release announcing Mr. Roche’s appointment is filed with this Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement between Analog Devices, Inc. and Jerald G. Fishman

99.1	Press Release, dated September 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2012	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement between Analog Devices, Inc. and Jerald G. Fishman

99.1	Press Release, dated September 20, 2012